As filed with the Securities and Exchange Commission on July 26, 2013
Registration No. 333-52661
Registration No. 333-55820

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933
_____________________
METTLER-TOLEDO INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		13-3668641 (I.R.S. Employer Identification Number)
1900 POLARIS PARKWAY COLUMBUS, OH 43240 and IM LANGACHER 44, P.O. BOX MT-100 CH-8606, GREIFENSEE SWITZERLAND 1-614-438-4511 and +41-44-944-22-11
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

METTLER-TOLEDO INTERNATIONAL INC.
2013 EQUITY INCENTIVE PLAN
(Full title of the plans)

JAMES T. BELLERJEAU, ESQ.
1900 POLARIS PARKWAY
COLUMBUS, OH 43240
1-614-438-4511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer X	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

DEREGISTRATION OF SECURITIES
This post-effective amendment (the “Post-Effective Amendment”), filed by Mettler-Toledo International Inc., a Delaware corporation (the “Company”), removes from registration all shares of common stock, par value $0.01 per share, of the Company (the “Shares”) registered under the following registration statements on Form S-8 (the “1997 Plan Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of the Shares offered under the Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan (the “1997 Plan”).

Registration No.	Date Filed with the SEC	Name of Equity Plan	Shares
333-52661	May 14, 1998	Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan	6,368,445
333-55820	February 16, 2001	Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan	2,500,000

On May 6, 2004, the stockholders of the Company voted to approve the adoption of the Metter-Toledo International Inc. 2004 Equity Incentive Plan. Following that date, no further stock options were granted pursuant to the 1997 Plan and there are no longer any awards outstanding pursuant to the 1997 Plan. In accordance with an undertaking made by the Company in the 1997 Plan Registration Statements to remove from registration, by means of a post-effective amendment, any Shares which remain unsold at the termination of the offering, the Company hereby removes from registration all Shares registered under the 1997 Plan Registration Statements that remain unsold as of the date of the Post-Effective Amendment and terminates the effectiveness of the 1997 Plan Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in Columbia, Maryland, on the 24th day of July, 2013.

METTLER-TOLEDO INTERNATIONAL INC.

By:	/s/ William P. Donnelly
William P. Donnelly
Group Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.